Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” in the Prospectus and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 280 to the Registration Statement (Form N-1A; File No. 333-102228) of Invesco Exchange-Traded Fund Trust of our reports on the Predecessor Funds as follows: our report dated October 30, 2017, with respect to the financial statements and financial highlights of Guggenheim BRIC ETF, Guggenheim Raymond James SB-1 Equity ETF, Guggenheim Dow Jones Industrial Average Dividend ETF, Guggenheim Insider Sentiment ETF, Guggenheim S&P Spin-Off ETF, Guggenheim Mid-Cap Core ETF and Guggenheim Multi-Asset Income ETF (seven of the series constituting Claymore Exchange-Traded Fund Trust) included in the Annual Report to shareholders for the fiscal year ended August 31, 2017; our report dated December 21, 2017 with respect to the financial statements and financial highlights of Guggenheim S&P 500® Equal Weight Consumer Discretionary ETF, Guggenheim S&P 500® Equal Weight Consumer Staples ETF, Guggenheim S&P 500® Equal Weight Energy ETF, Guggenheim S&P 500® Equal Weight Financials ETF, Guggenheim S&P 500® Equal Weight Health Care ETF, Guggenheim S&P 500® Equal Weight Industrials ETF, Guggenheim S&P 500® Equal Weight Materials ETF, Guggenheim S&P 500® Equal Weight ETF, Guggenheim S&P 500® Equal Weight Real Estate ETF, Guggenheim S&P 500® Equal Weight Technology ETF, Guggenheim S&P 500® Equal Weight Utilities ETF, Guggenheim S&P MidCap 400® Equal Weight ETF, Guggenheim S&P SmallCap 600® Equal Weight ETF, Guggenheim S&P 500® Pure Growth ETF, Guggenheim S&P 500® Pure Value ETF, Guggenheim S&P 500® Top 50 ETF, Guggenheim S&P MidCap 400® Pure Growth ETF, Guggenheim S&P MidCap 400® Pure Value ETF, Guggenheim S&P SmallCap 600® Pure Growth ETF and Guggenheim S&P SmallCap 600® Pure Value ETF (twenty of the series constituting Rydex ETF Trust) included in the Annual Report to shareholders for the fiscal year ended October 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia

August 27, 2019